                        TRANSITION AGREEMENT AND RELEASE

     This Transition Agreement and Release ("Agreement") is made between (i) Philip L. Becker ("Employee") and (ii) eSoft, Inc., its affiliates, parents, subsidiaries, successors and assigns and each of their respective officers, directors, shareholders, and employees ("the Company"). Employee and the Company are referred to collectively as the "Parties."

                                    RECITALS

     WHEREAS, Employee's employment with the Company has been governed by the Employment Agreement, dated as of September 2, 1997 (the "Employment Agreement");

     WHEREAS, Employee and the Company mutually desire that Employee's employment with the Company be terminated through Employee's resignation at a future date;

     WHEREAS, the Parties wish to resolve fully and finally any potential disputes regarding Employee's employment with the Company; and

     WHEREAS, in order to accomplish this end, the Parties are willing to enter into this Agreement.

                                      TERMS

     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the Parties to this Agreement agree as follows:

     1. RESIGNATION AND TERMINATION OF EMPLOYMENT AGREEMENT.

          a. Upon Employee's execution of this Agreement, all of Employee's rights, entitlements, and obligations of any kind under the Employment Agreement shall terminate (except as contemplated by Section 1.c. hereof) and Employee's rights concerning his employment with the Company shall be governed by the terms of this Agreement. Employee's termination shall be characterized as a "resignation" effective at the end of the Transition Period set forth in Paragraph 2 below. Employee shall remain as a member of the Company's Board of Directors, and such membership shall not be affected by his resignation hereunder. Except as stated in Paragraph 4, below, Employee agrees and acknowledges that he is not entitled to any other payments, sums, or rights resulting from or arising out of his Employment Agreement or the termination thereof.

          b. Within three days of Employee's execution of this Agreement, Employee agrees to return to the Company any and all of the following: all originals and copies of any Company property, whether in computer form or hard copy form, Company information, Company records, or other Company data. Employee agrees not to retain any such material or information after such date, unless such information is regularly attainable by the public.

          c. Notwithstanding the termination of Employee's employment under this Agreement, all of the provisions, requirements and obligations set forth in
Section 8 of his Employment Agreement survive with full force and effect.

     2. TRANSITION PAYMENT. For a period of six months commencing on the date of this Agreement (the "Transition Period"), the Company shall pay Employee his regular pay checks on the Company's regular pay cycle and periods, based on Employee's current base salary, less all applicable deductions. Employee shall not be entitled to any other compensation during the Transition Period.

     3. BENEFITS. During the Transition Period, Employee shall continue to be eligible to participate in such insurance programs (health, disability or life) or such other health, dental or similar employee benefit programs for which he is currently eligible for participation. Thereafter, Employee shall be entitled to purchase coverage under COBRA at his own expense.

     4. STOCK OPTIONS. During the Transition Period, options granted to Employee for his service as an Employee ("Employee Options") shall continue to vest and be exercisable in accordance with their terms. Thereafter, no further Employee Options shall vest and all vested Employee Options that are unexercised and unexpired may be exercised for a period of thirty days. Options granted to Employee in connection with his service as a director of the Company shall not be affected by this Agreement.

     5. NO ADMISSION OF LIABILITY. The Parties agree that nothing contained herein, and no action taken by any party hereto with regard to this Agreement, shall be construed as an admission by any party of liability or of any fact that might give rise to liability for any purpose whatsoever.

     6. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants as follows:

          a. he has read this Agreement and agrees to the conditions and obligations set forth in it;

          b. he voluntarily executes this Agreement after having had full opportunity to consult with counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company, including its attorneys, officers, shareholders, directors, employees and agents;

          c. he has had at least twenty-one days in which to consider the terms of this Agreement, and if he executes this agreement in less time it is with the full understanding that he had the full twenty-one days if he so desired and that he was not pressured by the Company or any of its representatives or agents to take less time to consider the agreement;


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

          d. he has no knowledge of the existence of any lawsuit, charge, or proceeding initiated by him against the Company or any of its officers, directors, agents, or employees arising out of or otherwise connected with any of the matters herein released;

          e. he has not violated any of the provisions, requirements and obligations set forth in Sections 8 or 9 of his Employment Agreement prior to the execution of this Agreement;

          f. he has been informed and understands that (i) to the extent that this Agreement waives or releases any claims he might have under the Age Discrimination in Employment Act, he may rescind his waiver and release within seven calendar days of his execution of this Agreement, and (ii) any such rescission must be in writing and hand delivered to the Company, or, if sent by mail, postmarked within the seven-day period, sent by certified mail, return receipt requested and addressed as follows:

              Paula J. K. Martin, Esq.
              Davis, Graham & Stubbs LLP
              370 Seventeenth Street
              Suite 4700
              Denver, Colorado 80202;

              and

          g. he has full and complete legal capacity to enter into this Agreement.

     7. CONFIDENTIAL INFORMATION.

          a. Except as herein provided, all discussions regarding this Agreement, including, but not limited to, the amount of consideration, offers, counteroffers or other terms or conditions of the negotiations or the agreement reached, shall be kept confidential by Employee from all persons and entities other than Employee's professional advisors (accountant, attorney or similar person) or spouse. Employee may disclose the amount received in consideration of the agreement only if necessary (i) for the limited purpose of making disclosures required by law to agents of the local, state or federal governments, (ii) for the purpose of enforcing any term of this Agreement, or
(iii) in response to compulsory process, and only then after giving the Company reasonable advance notice of the compulsory process, if possible, and affording the Company the opportunity to obtain any necessary or appropriate protective orders. Employee represents that he has not discussed any information regarding this Agreement with anyone other than the persons set forth above.

          b. Employee shall not, without the Company's prior written approval, use, disclose, or reveal to any person or entity any of the Company's trade secrets or other

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

confidential or proprietary information concerning the organization, business, finances, plans, products, or technology of the Company or of any third party which the Company or its affiliates is under an obligation to keep confidential ("Confidential Information"), except as required in the ordinary course of performing duties hereunder. Employee shall not use or attempt to use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or its Affiliates. The term "Confidential Information" shall include, but not be limited to, the whole or any portion or phase of any confidential, or proprietary or trade secret, scientific, technical, business, or financial information, whether pertaining to the Company or its Affiliates or its or their clients and customers, including but not limited to products, designs, methods, know-how, techniques, systems, processes, works of authorship, customer lists, projects, plans and proposals. Confidential Information includes, but is not limited to, any improvements, modifications, or enhancements thereto, whether or not in tangible or intangible form, and whether or not subject to copyright or patent protection. All such Confidential Information is extremely valuable and intended to be kept secret to the Company and its clients and customers; is the sole and exclusive property of the Company or its clients and customers; and, is subject to the restrictive covenants herein.

     8. SEVERABILITY. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof. In the event any provision is held illegal, invalid or unenforceable, such provision shall be limited so as to effect the intent of the parties to the fullest extent permitted by applicable law. Any claim by Employee against the Company shall not constitute a defense to enforcement by the Company of this Agreement.

     9. ENFORCEMENT. The Release contained herein does not release any claims for enforcement of the terms, conditions or warranties contained in this Agreement. The Parties shall be free to pursue any remedies available to them to enforce this Agreement.

     10. ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties. This Agreement supersedes any and all prior agreements, including but not limited to the Employment Agreement, and cannot be modified except in writing signed by all parties.

     11. VENUE AND APPLICABLE LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law provisions.

     12. COUNTERPARTS. This Agreement may be executed in counterparts. Facsimile signatures will be accepted as originals.

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

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates written below.



/s/ Philip I. Becker
------------------------------
Employee
Philip I. Becker









/s/ Jeff Finn
------------------------------
The Company
eSoft, Inc.

by: Jeff Finn

its: CEO




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